                                                                   EXHIBIT 16(C)

                     HOMESTEAD FUNDS - SHORT-TERM BOND FUND
                                30 DAY SEC YIELD
                             AS OF DECEMBER 31, 1997

Formula:          2{[(a-b)/(c*d)=1]/\6-1}

Where:            a = Dividends and interest earned during the period.
                  b = Expenses accrued for the period (net of reimbursements).
                  c = The average daily number of shares outstanding during the period that were entitled to receive dividends.
                  d = The maximum offering price per share on the last day of the period.

                  {[(585,369.25 - 66,385.16)/20,794,323.262 * 5.18) + 1]/\6 - 1} = 5.85%

             HOMESTEAD FUNDS - SHORT-TERM GOVERNMENT SECURITIES FUND
                                30 DAY SEC YIELD
                             AS OF DECEMBER 31, 1997

Formula:          2{[(a-b)/(c*d)=1]/\6-1}

Where:            a = Dividends and interest earned during the period.
                  b = Expenses accrued for the period (net of reimbursements).
                  c = The average daily number of shares outstanding during the period that were entitled to receive dividends.
                  d = The maximum offering price per share on the last day of the period.

                  2{[(77,655.41 - 9,818.85)/ 3,148,082.193 * 5.07) + 1]/\6 - 1} = 5.15%